Exhibit 99.1

APRICUS BIOSCIENCES RECEIVES CANADIAN APPROVAL FOR VITAROS® AS
FIRST LINE THERAPY FOR ERECTILE DYSFUNCTION

San Diego, CA, November 15, 2010 – Apricus Biosciences, Inc. (“Apricus Bio”) (Nasdaq: APRI), announced today that Health Canada has granted marketing approval for Vitaros® as a first-line therapy for erectile dysfunction. Vitaros® is Apricus Bio’s proprietary, topically-applied, on-demand treatment for erectile dysfunction. .

Commenting on today’s news, Bassam Damaj, Ph.D., President and Chief Executive Officer of Apricus Bio, stated, “We at Apricus Bio are thrilled to have received this approval from Health Canada. The achievement of this milestone is a testament to the focus and dedication of the Apricus Bio team and our success in executing on our stated growth strategy.”

Dr. Damaj continued, “Data from our clinical trials showed that patients responded to treatment within minutes of applying Vitaros. Now, for the first time, men suffering from erectile dysfunction will have access to a patient-friendly, on-demand topical treatment. We view this Canadian approval as a validation of the NexACT technology as a transdermal delivery mechanism that is safe and effective.  We intend to quickly finalize our marketing strategy to bring the product to the Canadian patient population.  In addition, we will use this approval as the basis for seeking registration of the product for marketing in over 100 international markets.”

Vitaros® incorporates alprostadil, a well-recognized vasodilator that is currently marketed as an injectable product or an intra-urethral insert product for patients with erectile dysfunction.   Apricus Bio incorporated its proprietary NexACT drug delivery technology in the development of Vitaros as a patient-friendly topically-applied treatment for erectile dysfunction.

The product has been studied in over 3,300 patients including difficult to treat populations (diabetes, cardiac problems, sildenafil (Viagra®) failures and post prostatectomy patients).  Vitaros demonstrated clinical efficacy and excellent safety profile versus the currently approved oral therapies, and is not contraindicated for patients taking alpha blockers or nitrate medication.   Viagra® is a registered trademark of Pfizer.

About Apricus Biosciences

Backed by NexMed, USA and Bio-Quant, Inc., its revenue generating CRO business, Apricus Bio has leveraged the flexibility of its proven NexACT® drug delivery technology to enable multi-route administration of new and improved compounds across numerous therapeutic classes. Future growth is expected to be driven primarily through out-licensing of this technology for the development and commercialization of such compounds to pharmaceutical and biotechnology companies, worldwide. Concurrently, the Company is seeking to monetize its existing product pipeline, including its approved drug erectile dysfunction treatment, Vitaros, as well as compounds in development from pre-clinical through Phase 3, currently focused on dermatology, sexual dysfunction and cancer. For further information on Apricus Bio and its subsidiaries, visit http://www.apricusbio.com.

Forward-Looking Statement Safe Harbor

Statements under the Private Securities Litigation Reform Act: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to successfully commercialize Vitaros in Canada, receive registration of Vitaros in other countries, replicate pre-clinical study results in subsequent human clinical studies, enter into partnership agreements and successfully execute business plans. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K and subsequent quarterly reports filed on Form 10-Q. Copies of these reports are available from the SEC's website or without charge from the Company.

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Apricus Bio Contacts:	Apricus Bio Investor Relations:

Vivian Liu, Executive Vice President	Paula Schwartz

Apricus Biosciences	Rx Communications Group, LLC

(858) 222-8041	(917) 322-2216

vliu@apricusbio.com	pschwartz@rxir.com